===============================================================================
                                  SCHEDULE 14A
                                   (RULE 14A)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant  [ X ]

Filed by a Party other than the Registrant  [   ]

Check the appropriate box:

[   ]  Preliminary Proxy Statement           [   ]  CONFIDENTIAL, FOR USE OF THE
                                                    COMMISSION ONLY (AS PERMITTED BY RULE
                                                    14A-6(E)(2))
[ X ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                              PPG INDUSTRIES, INC.
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                              PPG INDUSTRIES, INC.
   (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of filing fee (Check the appropriate box):

[ X ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
       Item 22(a)(2) of Schedule 14A.

[   ]  $500 per each party to the controversy pursuant to Exchange Act Rule
       14a-6(i)(3).

[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       (1) Title of each class of securities to which transaction applies:

           ---------------------------------------------------------------

       (2) Aggregate number of securities to which transaction applies:

           ---------------------------------------------------------------

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

           ---------------------------------------------------------------

       (4) Proposed maximum aggregate value of transaction:
                                                            ---------------

       (5) Total fee paid:
                           ------------------------------------------------

[   ]  Fee paid previously with preliminary materials.

[   ]  Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1) Amount Previously Paid:
                                  ----------------------------------------
       (2) Form, Schedule or Registration Statement No.:
                                                        ------------------
       (3) Filing Party:
                        --------------------------------------------------
       (4) Date Filed:
                      ----------------------------------------------------

===============================================================================

                                      LOGO

      PPG Industries, Inc.  One PPG Place  Pittsburgh, Pennsylvania 15272

                                                                   March 1, 1996

DEAR SHAREHOLDER:

     You are cordially invited to attend the Annual Meeting of Shareholders of PPG Industries, Inc. to be held on Thursday, April 18, 1996, at 2:00 P.M. in The Pittsburgh Hilton and Towers, Gateway Center, Pittsburgh, Pennsylvania. We look forward to greeting personally those shareholders who will be able to be present.

     This booklet includes the Notice of the Annual Meeting and the Proxy Statement, which contains information about the business of the Annual Meeting and about your Board of Directors and its committees and certain executive officers. This year you are being asked to elect five Directors and to elect Auditors.

     It is important that your shares be represented at the Annual Meeting whether or not you are able to attend personally. You are, therefore, urged to complete, sign and date the accompanying Proxy and Voting Instruction Card and return it promptly in the return envelope provided.

                                                Sincerely yours,

                                            /s/ JERRY E. DEMPSEY
                                                ---------------------
                                                Jerry E. Dempsey
                                                Chairman of the Board

                              PPG INDUSTRIES, INC.
                 One PPG Place, Pittsburgh, Pennsylvania 15272

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 18, 1996

     Notice is hereby given that the Annual Meeting of Shareholders of PPG Industries, Inc. will be held on Thursday, April 18, 1996, at 2:00 P.M., prevailing time, in THE PITTSBURGH HILTON AND TOWERS, GATEWAY CENTER, PITTSBURGH, PENNSYLVANIA, for the purpose of considering and acting upon the following:

          1. The election of five Directors (one Director for election to a class having a term which expires in 1998 and four Directors for election to a class having a term which expires in 1999);

          2. The election of Auditors; and

          3. Such other matters as may properly come before the Meeting or any adjournment thereof.

     Only shareholders of record of the Company as of the close of business on February 20, 1996, are entitled to notice of and to vote at the Meeting or any adjournment thereof.

     Admission to the Meeting will be by Admission Card only. If you are a shareholder of record or a Savings Plan participant and plan to attend, you may obtain an Admission Card by marking the box provided on the Proxy and Voting Instruction Card. If your shares are not registered in your name, please advise the shareholder of record (your bank, broker, etc.) that you wish to attend. They will request an Admission Card for you or provide you with evidence of your ownership that will gain you admission to the Meeting.

H. Kennedy Linge, Secretary

                                                      Pittsburgh, Pennsylvania
                                                      March 1, 1996

                              PPG INDUSTRIES, INC.
                 One PPG Place, Pittsburgh, Pennsylvania 15272

                                PROXY STATEMENT

                 ANNUAL MEETING OF SHAREHOLDERS--APRIL 18, 1996

                               TABLE OF CONTENTS

                                                                              PAGE
                                                                              ----
Voting Securities...........................................................    2
Election of Directors.......................................................    5
     Committees of the Board................................................    8
     Compensation of Directors..............................................   10
     Other Transactions.....................................................   11
Compensation of Executive Officers..........................................   11
     Compensation Committee Report on Executive Compensation................   11
     Summary of Named Executives' Compensation..............................   16
     Option Grants..........................................................   17
     Option Exercises and Fiscal Year-End Values............................   20
     Retirement Plans.......................................................   21
     Employment Agreements and Change In Control Arrangements...............   22
     Shareholder Return Performance Graph...................................   23
Election of Auditors........................................................   24
Miscellaneous...............................................................   24
     Vote Required..........................................................   24
     Solicitation Costs.....................................................   25
     Shareholder Proposals..................................................   25
     Section 16(a) Reporting................................................   25
     Other Matters..........................................................   25

                              PPG INDUSTRIES, INC.
                 One PPG Place, Pittsburgh, Pennsylvania 15272

                                PROXY STATEMENT

                 ANNUAL MEETING OF SHAREHOLDERS--APRIL 18, 1996

     This Proxy Statement is being mailed to the shareholders of PPG Industries, Inc. (hereinafter sometimes called "PPG" or the "Company") on or about March 1, 1996, in connection with the solicitation of proxies by the Board of Directors of the Company (hereinafter sometimes called the "Board of Directors" or the "Board"). Such proxies, which may be given in the form of the accompanying Proxy and Voting Instruction Card, will be voted at the Annual Meeting of Shareholders of the Company (hereinafter sometimes called the "Meeting") to be held on Thursday, April 18, 1996, at 2:00 P.M., prevailing time, in THE PITTSBURGH HILTON AND TOWERS, GATEWAY CENTER, PITTSBURGH, PENNSYLVANIA and at any adjournment thereof. Proxies may be revoked at will before they have been exercised, but the revocation of a proxy will not be effective until written notice thereof has been given to the Secretary of the Company.

                            ------------------------

                               VOTING SECURITIES

     As of the close of business on February 20, 1996, there were outstanding 192,869,861 shares of the Common Stock of the Company, par value $1.66 2/3 per share, the only class of voting securities of the Company outstanding. Only shareholders of record as of the close of business on February 20, 1996, are entitled to notice of and to vote at the Meeting. Except with respect to the election of Directors, each such shareholder is entitled to one vote for each share so held. With respect to the election of Directors, the right of cumulative voting exists. That right permits each shareholder to multiply the number of shares the shareholder is entitled to vote by the number of Directors to be elected in each class in order to determine the number of votes the shareholder is entitled to cast for nominees in that class, and, then, to cast all or any number of such votes for one nominee or to distribute them among any two or more nominees in that class. The proxies solicit discretionary authority to vote cumulatively.

     Set forth below is certain information with respect to the beneficial ownership of shares of the Common Stock as of February 20, 1996 by certain persons, including (i) the nominees for Directors, one of whom is the President and Chief Operating Officer of the Company (hereinafter sometimes called the President), the continuing Directors, one of whom is the Chief Executive Officer of the Company (hereinafter sometimes called the "CEO"), and the three other most highly compensated Executive Officers (as defined under the Securities Exchange Act of 1934) of the Company (in addition to the CEO and the President) and (ii) such persons and all other Executive Officers, as a group.

                                                     Amount and Nature of
                                                   Beneficial Ownership(1)
                                               --------------------------------
                       Name of                    Shares of        Common Stock
                   Beneficial Owner            Common Stock(2)     Equivalents(3)
         ------------------------------------  ---------------     ------------
         Jerry E. Dempsey....................       224,389            29,444
         Erroll B. Davis, Jr.................           103               756
         Stanley C. Gault....................        10,000             8,492
         Michele J. Hooper...................           100                81
         Allen J. Krowe......................         4,000             7,288
         Raymond W. LeBoeuf..................       243,718            25,935
         Steven C. Mason.....................         2,000             5,447
         Harold A. McInnes...................         2,400             7,400
         Robert Mehrabian....................         2,000             3,467
         Vincent A. Sarni....................       352,161               262
         David G. Vice.......................         4,000             3,010
         David R. Whitwam....................         2,000             5,357
         Robert D. Duncan....................       279,617                --
         Peter R. Heinze.....................       136,186             4,035
         Frank A. Archinaco..................       143,218             4,461
         All of the above and all other
           Executive Officers as a
           Group(4)..........................     1,955,371           168,004

------------

(1) None of the identified beneficial owners, including all of the beneficial owners named above and all other Executive Officers as a Group, holds more than 1% of the shares of the Common Stock outstanding plus stock options exercisable now or within 60 days of February 20, 1996. Each of the identified beneficial owners has sole voting power and sole investment power as to all of the shares beneficially owned by him or her with the exception of (i) shares held by certain of them jointly with, or directly by, their spouses and (ii) the Common Stock Equivalents which are described more fully below and which have no voting power.


(2) Of the shares shown, 206,280, 176,535, 282,412, 198,035, 123,644, and
    108,719 of the shares of Messrs. Dempsey, LeBoeuf, Sarni, Duncan, Heinze and Archinaco, respectively, and 1,576,034 of the shares held by all of the beneficial owners named above and all other Executive Officers as a Group are shares as to which the beneficial owner has the right to acquire beneficial ownership currently or within sixty days of February 20, 1996, upon the exercise of Options granted under the Company's 1984 Stock Option Plan (the "Stock Option Plan").

(3) Directors who neither are nor were employees of the Company hold Common Stock Equivalents in their accounts in the Directors' Common Stock Plan (which Plan is described under "Compensation of Directors" below). Certain Directors also hold Common Stock Equivalents in their accounts in the Deferred Compensation Plan for Directors (which Plan is also described under "Compensation of Directors"). Certain Executive Officers hold Common Stock Equivalents in their accounts in the Company's Deferred Compensation Plan as a result of their deferral of salary under that plan or their deferral of awards made to them under the Company's Incentive Compensation and Deferred Income Plan for Key Employees (the "Incentive Compensation Plan") and the 1984 Earnings Growth Plan. Common Stock Equivalents are hypothetical shares of Common Stock having a value on any given date equal to the value of a share of Common Stock. Common Stock Equivalents earn dividend equivalents until the Common Stock Equivalents are paid, but they have no voting rights or other rights of a holder of the Common Stock.

(4) The Group consists of nineteen persons: the nine Executive Officers of the Company as of February 20, 1996 (Messrs. Dempsey, Duncan, LeBoeuf, Heinze, and Archinaco and Messrs. R. L. Crane, W. H. Hernandez, E. K. Pollock and G.
    A. Zoghby), the four nominees for Directors in addition to Mr. LeBoeuf, the five continuing Directors who are not Executive Officers and one Director (Mr. Gault) who is retiring effective April 18, 1996.

                               ELECTION OF DIRECTORS

     One Director is to be elected to a class which will serve until 1998 and until his successor has been elected and qualified and four Directors are to be elected to a class which will serve until 1999 and until their successors have been elected and qualified. It is intended that the shares represented by each proxy will be voted cumulatively as to each class, in the discretion of the proxies, for the nominees for Directors set forth below, each of whom is an incumbent, or for any substitute nominee or nominees designated by the Board of Directors in the event any nominee or nominees become unavailable for election. The principal occupations of, and certain other information regarding, the nominees and the continuing Directors, are set forth below.

                               ------------------

            Nominee to Serve in the Class whose Term Expires in 1998

                               ------------------

 -------- HAROLD A. MCINNES, Retired Chairman of the Board and Chief Executive Officer, AMP Incorporated. Mr. McInnes, 68, has been
  PHOTO a Director of PPG since 1986. He was Chairman of the Board and Chief Executive Officer of AMP Incorporated, an electrical
 -------- products company, from 1990 until his retirement in 1993, having served as Vice Chairman of the Board from 1986 until 1990. He is also a Director and Chairman of the Executive Committee of the Board of Directors of AMP Incorporated.

                               ------------------

           Nominees to Serve in the Class whose Term Expires in 1999

                               ------------------



 -------- MICHELE J. HOOPER, President, International Business Group, Caremark International, Inc. Ms. Hooper, 44, has been a
  PHOTO Director of PPG since September 1995. She has been Corporate Vice President of Caremark International, Inc., an
 -------- alternative-site health care provider, since 1993, and President, International Business Group of Caremark International since November 1992 when Caremark International, Inc. was spun off from Baxter Healthcare International. Prior to the spin-off Ms. Hooper had been President, International Business Group of Baxter since December 1991 and President, Baxter Canada from 1988 until December 1991. She is also a Director of Dayton Hudson Corporation.

 -------- RAYMOND W. LEBOEUF, President and Chief Operating Officer, PPG Industries, Inc. Mr. LeBoeuf, 49, has been a Director of PPG
  PHOTO since December 1995 at which time he also became President and Chief Operating Officer of the Company. He served as Executive
 -------- Vice President from April 1994 to December 1995, Vice President, Coatings and Resins from March 1994 to April 1994, and Vice President, Finance and Chief Financial Officer from 1988 until March 1994.

 -------- VINCENT A. SARNI, Retired Chairman of the Board and Chief Executive Officer, PPG Industries, Inc. Mr. Sarni, 67, has
  PHOTO been a Director of PPG since 1984. He was Chairman of the Board and Chief Executive Officer of PPG from 1984 until his
 -------- retirement in 1993. He is also a director of Amtrol Inc., Hershey Foods Corp., The LTV Corporation and PNC Financial Corp.

 -------- DAVID G. VICE, Retired Vice-Chairman, Products and Technology, Northern Telecom Limited. Mr. Vice, 62, has been a Director of
  PHOTO PPG since 1988. He was Vice-Chairman, Products and Technology, of Northern Telecom Limited, a telecommunications systems
 -------- company, from 1990 until his retirement in 1992. He is also a director of Sun Life Assurance Company of Canada and Stackpole Limited.

                               ------------------

                   Continuing Directors--Term Expires in 1997

                               ------------------

 -------- JERRY E. DEMPSEY, Chairman of the Board and Chief Executive Officer, PPG Industries, Inc. Mr. Dempsey, 63, has been a
  PHOTO Director of PPG since 1993. He joined PPG in August 1993 as Chairman of the Board and Chief Executive Officer-Elect and in
 -------- September 1993 he became Chairman of the Board and Chief Executive Officer. From 1991 until he joined PPG, he was Senior Vice President of WMX Technologies, Inc., a waste treatment and disposal company, and Chairman of its publicly traded, majority-owned subsidiary, Chemical Waste Management, Inc. having served as President and Chief Executive Officer of Chemical Waste Management, Inc. since 1985. He is also a director of WMX Technologies, Inc. and Navistar International.

 -------- STEVEN C. MASON, Chairman of the Board and Chief Executive Officer, Mead Corporation. Mr. Mason, 60, has been a Director
  PHOTO of PPG since 1990. He has been Chairman of the Board and Chief Executive Officer of Mead Corporation, a forest products
 -------- company, since 1992, having served as Vice Chairman from 1991 to 1992.

 -------- DAVID R. WHITWAM, Chairman of the Board and Chief Executive Officer, Whirlpool Corporation. Mr. Whitwam, 54, has been a
  PHOTO Director of PPG since 1991. He has been Chairman of the Board and Chief Executive Officer of Whirlpool Corporation, a
 -------- manufacturer and distributor of household appliances and related products, since 1987.

                               ------------------

                   Continuing Directors--Term Expires in 1998

                               ------------------

 -------- ERROLL B. DAVIS, JR., President and Chief Executive Officer, Wisconsin Power and Light Company and WPL Holdings, Inc. Mr.
  PHOTO Davis, 51, has been a Director of PPG since 1994. He has been President of Wisconsin Power and Light Company, an electric,
 -------- gas and water utility company since 1987, and Chief Executive Officer since 1988. He has been President and Chief Executive Officer of WPL Holdings, Inc. the parent company of Wisconsin Power and Light Company, since 1990. He is also a director of Sentry Insurance Company and Amoco Corporation.

 -------- ALLEN J. KROWE, Vice Chairman, Texaco Inc. Mr. Krowe, 63, has been a Director of PPG since 1987. He has been Vice Chairman
  PHOTO of Texaco Inc., an international petroleum company, since 1993, having served as Chief Financial Officer from 1988 to
 -------- 1994 and as Senior Vice President from 1988 to 1993. He is also a director of I.B.J. Schroder Bank & Trust Company and Texaco Inc.

 --------         ROBERT MEHRABIAN, President, Carnegie Mellon University. Dr.
                  Mehrabian, 54, has been a Director of PPG since 1992. He has
  PHOTO           been President of Carnegie Mellon University, an educational institution, since 1990. He is also a director of DQE Inc.,
 --------         Mellon Bank Corporation and Mellon Bank N.A.


COMMITTEES OF THE BOARD

     The Board of Directors has appointed several standing committees, including an Audit Committee, a Nominating and Governance Committee and an Officers-Directors Compensation Committee. During 1995, the Board held nine meetings, while the Audit Committee held three meetings, the Nominating and Governance Committee four meetings and the Officers-Directors Compensation Committee five meetings. The average attendance at meetings of the Board and Committees of the Board during 1995 was over 90 percent, and each Director, other than Ms. Hooper, attended at least 75 percent of the total number of meetings of the Board and Committees of the Board on which such Director served. Ms. Hooper, who was a Director for just three meetings in 1995, was unable to attend one of them due to commitments she had made prior to her appointment to the Board. Descriptions of the Audit, Nominating and Governance and Officers-Directors Compensation Committees are set forth below. None of the members of those Committees is a past or present employee or Officer of the Company.

     Audit Committee--The functions of the Audit Committee are primarily to review with the independent public accountants and the Company's internal auditors their respective reports and recommendations concerning audit findings and the scopes of and plans for their future audit programs and to review with the Company's Officers, the independent public accountants and internal auditors audits, annual financial statements, accounting and financial controls and compliance with appropriate codes of conduct. The Audit Committee also recommends to the Board of Directors the independent public accountants to be recommended for election annually by the shareholders. The members of the Audit Committee are Messrs. Erroll B. Davis, Jr., Stanley C. Gault, Allen J. Krowe, Robert Mehrabian and David G. Vice.

     Nominating and Governance Committee--The Nominating and Governance Committee recommends to the Board of Directors the persons to be nominated by the Board to stand for election as Directors at each Annual Meeting of Shareholders, the person or persons to be elected by the Board to fill any vacancy or vacancies in its number, the persons to be elected by the Board to be Chairman of the Board, Vice Chairman of the Board, if any, President and the Executive

Officers of the Company, the persons to be appointed by the Board to membership on the Policy and Planning Committee and the Operating Committee of the Company, actions to be taken regarding the structure, organization and functioning of the Board, and the persons to serve as members of the standing and other committees established by the Board. The Nominating and Governance Committee also annually reports to the Board the Committee's assessment of the performance of the Board as a whole. The members of the Nominating and Governance Committee are Messrs. Allen J. Krowe, Steven C. Mason, Harold A. McInnes, Robert Mehrabian and David
R. Whitwam.

     The Company's bylaws provide that nominations for persons to stand for election as Directors may be made by holders of record of Common Stock entitled to vote in the election of the Directors to be elected provided that a nomination may be made by a shareholder at a meeting of shareholders only if written notice of such nomination is received by the Secretary of the Company not later than (i) with respect to an election to be held at an Annual Meeting of Shareholders, the date on which a shareholder proposal would have to be submitted to the Company in order to be set forth in the Company's Proxy Statement as provided in the applicable proxy rules of the Securities and Exchange Commission (with respect to the 1997 Annual Meeting, that date is November 1, 1996) and (ii) with respect to an election to be held at a special meeting of shareholders, the close of business on the tenth day following the date on which notice of such meeting is first given to shareholders. Each such nomination by a shareholder must set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a Proxy Statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated by the Board of Directors; and (e) the written consent of each nominee, signed by such nominee, to serve as a Director of the Company if so elected.

     Officers-Directors Compensation Committee--The Officers-Directors Compensation Committee (sometimes referred to in the Compensation Committee Report on Executive Compensation below as the "Committee") approves, adopts administers, interprets, amends, suspends and terminates the compensation plans of the Company applicable to, and fixes the compensation and benefits of, all Officers of the Company serving as Directors (currently only Mr. Dempsey and Mr. LeBoeuf) and all Executive Officers of the Company. The members of the

Officers-Directors Compensation Committee are Messrs. Stanley C. Gault, Steven
C. Mason, Harold A. McInnes, David G. Vice and David R. Whitwam.

                            ------------------------

COMPENSATION OF DIRECTORS

     Directors who are not also Officers of the Company receive a basic annual retainer of $30,000 and a fee of $1,000 for each Board or Committee meeting they attend. In addition, the members of the Audit Committee receive an annual retainer of $4,000 while the members of the Nominating and Governance and Officers-Directors Compensation Committees receive an annual retainer of $3,000 for each Committee. The Chairman of each Committee receives an additional $1,000 annually. Any Director who is also an Officer receives no compensation as a Director.

     Under the Company's Deferred Compensation Plan for Directors, each Director must defer receipt of such compensation as the Board mandates. Currently, the Board mandates deferral of one-third of each payment of the basic annual retainer of each Director. Under the Plan, each Director may also elect to defer the receipt of all compensation. All deferred payments are held in the form of Common Stock Equivalents and earn dividend equivalents until paid. Payments will be made in cash. Common Stock Equivalents are hypothetical shares of Common Stock having a value on any given date equal to the value of a share of Common Stock.

     Under the Directors' Common Stock Plan, each Director who neither is nor was an employee of the Company and who serves on the Board of Directors as of the day following each Annual Meeting of Shareholders is credited with Common Stock Equivalents worth one-half of the Director's basic annual retainer. No more than ten annual credits may be made for the account of any Director. Directors who were less than ten years from age 70 on the day following the 1988 Annual Meeting of shareholders were credited with $10,000 worth of Common Stock Equivalents for each prior year of service as a Director, but the number of such years of prior service for which such credits were made, plus the number of annual credits expected to be made on a Director's behalf through age 70, did not exceed ten. The Common Stock Equivalents held in each Director's account earn dividend equivalents until paid. Payments will be made in cash.

     As part of its overall program to promote charitable giving, the Company has established a Directors' charitable award program funded by insurance policies on the lives of Directors. Each of the Company's Directors participates in the program. Upon the death of an individual Director, the Company will donate an amount up to and including a total of $1 million to one or more qualifying charitable organizations recommended by such Director and approved by the Company. The Company will subsequently be reimbursed from the proceeds of the life insurance policies.

Individual Directors derive no financial benefit from this program since all charitable deductions accrue solely to the Company.

OTHER TRANSACTIONS

     PPG and its subsidiaries purchase products and services from and/or sell products and services to companies of which certain of the Directors of PPG are Executive Officers or were Executive Officers during 1995. PPG does not consider the amounts involved in such transactions material. Such purchases from and sales to each company involved less than 1% of the consolidated gross revenues for 1995 of the purchaser and seller and all of such transactions were in the ordinary course of business and at competitive terms and prices no less favorable to PPG than those which could be obtained from other parties. Some of such transactions are continuing, and it is anticipated that similar transactions will recur from time to time.

                       COMPENSATION OF EXECUTIVE OFFICERS

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Officers-Directors Compensation Committee of the Board of Directors is responsible for determining and administering the policies which govern the executive compensation programs of the Company. The Committee which consists entirely of independent outside Directors met five times in 1995 to establish Company performance goals, base salary pay levels and target annual bonus awards, to approve annual bonus payments and to establish and approve long-term incentives for the CEO and the other four executives named in the compensation table below (collectively, the "Named Executives") and certain other Officers of the Company.

Philosophy

     The philosophy of the Committee is that the interests of the Company and its shareholders require attracting and retaining the best possible executive talent, motivating executives to achieve goals which support business strategies and linking executive and shareholder interests. The Committee believes this is generally best accomplished by compensating the CEO and other Executive Officers (referred to collectively in this Proxy Statement as the "Executives") competitively while having a significant portion of their total compensation variable and related to the performance of the Company against established goals and their overall personal performance in directing the enterprise and by utilization of equity-based plans for a portion of compensation.

Annual Compensation Programs

     The levels of base salary and target annual bonuses for the Executives, including Named Executives, are established annually under a program also applicable to other professional associates. Total annual compensation is targeted at the arithmetic average (mean) of a group of comparison companies selected because of their traditionally high Return on Equity (ROE) performance and the availability of their compensation data. The Committee believes that the most direct competitors for executive talent are not necessarily the companies that are included in the Dow Jones Industrial Diversified Index. Thus, the high ROE companies used for compensation purposes are not the same as the companies included in the index used in the Comparison of Five-Year Cumulative Total Shareholder Return graph on page 23.

     The Executives' base salaries are maintained below the average of the salary range midpoints of the group of comparison companies. Annual bonus awards under the Company's Incentive Compensation Plan for Key Employees are then targeted at a level which, when combined with base salaries, would approximate the average base salary and annual bonus paid by the group of comparison companies. Thus a competitive total compensation is achieved when target performance is met but with a larger percent of pay at risk than is the case in comparison companies.

     Annual bonus compensation will exceed the average of the comparison companies when Company financial performance meets or exceeds targets established by the Committee and individual performance contributes to meeting strategic objectives of the Company. Annual bonus compensation will be below the average of the comparison companies when Company financial performance does not meet targets and/or individual performance does not have a positive effect on strategic objectives. The financial performance targets established by the Committee are based on sales growth, Return on Capital (ROC) and cash return on invested capital. Certain one time accounting adjustments are not included in determining ROC and cash return on invested capital. Bonus awards are calculated using these financial targets and are increased or decreased based on an assessment of personal performance related to achievement of strategic objectives of the Company. The personal performance rating for the CEO is determined by the Committee and the other Executives are rated by the CEO.

     Final awards are subject to the discretion of the Committee as permitted in the plan approved by the shareholders. If minimum thresholds of sales growth, ROC, and cash return on invested capital are not achieved, no awards are granted by the Committee. The Committee has traditionally determined that 20% of the annual bonus award be paid in Common Stock of the Company to build ownership levels and to align Executive interest more closely with the shareholders.

Long Term Incentive Program

     It is the Committee's policy to promote the growth and profitability of the Company by providing key employees an incentive to invest in the stock of the Company, and thereby provide them with additional incentive to cause the Company to grow and profit, make their compensation competitive with opportunities available elsewhere in industry and encourage them to continue in the employ of the Company.

     Long term incentives are currently provided under the 1984 Stock Option Plan which has been approved by shareholders and provides for the granting of stock options to key management employees. Option grants are established each year to be competitive with long term incentives of the group of comparison companies. The number of stock options granted to each executive is determined so that an estimate of potential value of the Options when combined with annual compensation discussed above will approximate total annual and long-term compensation paid to executives in the comparison companies. The number of Option shares granted is not determined by past performance. The number of stock options granted is not dependent on the number granted in the past or the number presently held. The Options are performance related since the value of the Option is ultimately determined by the future performance of the Company as reflected by stock price.

     Also, as shown in the Option Grant Table and related footnotes on pages 18 and 19, some Named Executives exercised existing Options in a manner entitling them to receive Restored Options under the Restored Option provisions of the Stock Option Plan approved by shareholders in 1992. The Restored Option provisions encourage Optionees to exercise Options earlier during the Option Term, thereby building their stock ownership to better align their interests with the interests of shareholders.

CEO Compensation

     Mr. Dempsey's base salary for 1995 was raised 3.9% over his base salary for 1994. This salary change was based on the competitive base salary program described above. His annual bonus for 1995 was based 80% on Company financial goals and 20% on non-financial goals related to his performance against strategic objectives of the Company. Financial goals were weighted equally related to sales growth, ROC and cash return on invested capital. The financial performance of the Company in 1995 significantly exceeded those targets. The Committee also rated the CEO's 1995 performance toward achieving strategic objectives related to succession planning, growth initiatives, strategic planning, capital allocation, responsiveness to PPG's shareholders and the general management of corporate issues as exceeding requirements. Mr. Dempsey's 1995 annual bonus, therefore, exceeded established targets.

     Mr. Dempsey was granted 77,500 stock options at fair market value on the date of grant consistent with the Committee philosophy that the estimated value of the Options combined with targeted annual compensation will be competitive with total annual and long-term compensation provided by the group of comparison companies.

     Mr. Dempsey also received Restored Options for 31,368 shares in 1995 under the Restored Option provisions of the 1984 Stock Option Plan.

Other Named Executives

     The accompanying compensation tables list four Executives other than the CEO ("Other Named Executives"). The Other Named Executives' base salaries were increased over 1994 base salaries consistent with our base pay practice discussed above. Messrs. R. W. LeBoeuf's and F. A. Archinaco's increase in base salary over 1994 includes recognition of their performance in their new responsibilities consistent with our base salary compensation practices to reach a more competitive position in their salary range.

     The Other Named Executives' annual bonus awards were based on Company and business unit financial performance measures and non-financial measures directly related to their corporate or strategic business unit objectives. Annual bonus awards of three of the four Other Named Executives were higher in 1995 than in 1994 and all awards were higher than target awards established by the Committee. Company performance and two of the three strategic business units' financial performance exceeded targets and personal performance against non-financial measures met or exceeded requirements.

     The number of Options granted to Other Named Executives is related to the level of responsibility determined by the Optionee's job grade level on the date of grant. Job grade levels are established by an evaluation methodology developed by an independent consultant. The 1995 Option grants are consistent with our philosophy cited above and represent a level of long-term incentives which are competitive with the average provided by our group of comparison companies to individuals holding positions with similar levels of responsibility. The Other Named Executives also received Restored Options as stated in the Option/SAR Grants in the Last Fiscal Year table on page 18.

     Gains realized from exercising Options under the long-term incentive 1984 Stock Option Plan are exempt from the deductibility limitations under Section 162(m) of the Internal Revenue Code. Compensation paid from the annual bonus plan does not qualify for exemption from deductibility limits under Section 162(m). The Committee believes the annual bonus plan must be sufficiently flexible to allow the Committee to adjust awards appropriately for the effect of unusual events such as acquisitions, divestitures and other major corporate, accounting or legal changes impacting on sales growth, ROC and cash return on invested capital. This ability to exercise discretion under the terms of the annual bonus plan in the view of the Committee is in the best interest of the Company and its shareholders and outweighs the need to qualify all plans so that income paid through the plans is exempt from the deductibility limits of Section 162(m) of the Internal Revenue Code. Nonetheless, all taxable income for 1995 of the CEO and Other Named Executives qualified under Section 162(m) as deductible by the Company.

     Through the programs and actions of the Committee described above, a very significant portion of the Company's executive compensation is linked directly to Company performance and stock appreciation. The Officers-Directors Compensation Committee intends to continue the policy of linking executive compensation to corporate performance and returns to shareholders.

      The Officers-Directors Compensation Committee:

      Stanley C. Gault            Steven C. Mason
      Harold A. McInnes           David G. Vice
      David R. Whitwam

SUMMARY OF NAMED EXECUTIVES' COMPENSATION

     There is shown below information concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended December 31, 1995, 1994 and 1993, of those persons who (i) served as the Chief Executive Officer of the Company at any time during 1995 and (ii) the other four most highly compensated Executive Officers of the Company at December 31, 1995.

                           SUMMARY COMPENSATION TABLE

                                                                          Long-Term Compensation
                                                                         -------------------------
                                         Annual Compensation                      Awards
                                -------------------------------------    -------------------------
                                                              Other       Securities
                                                             Annual       Underlying     All Other
      Name and                                Bonus($)      Compensa-    Options/SARs    Compensa-
 Principal Position     Year    Salary($)        (1)         tion($)         (#)         tion($)(2)
---------------------   ----    ---------    -----------    ---------    ------------    ---------
J. E. Dempsey           1995     640,667      1,440,000       30,956        108,868        11,722
Chairman and Chief      1994     616,667      1,360,000       27,145        112,948         7,041
  Executive Officer     1993     250,000        312,000          730         50,000       348,969
  (Eff. 9/1/93)(3)

R. W. LeBoeuf           1995     387,367        625,000        7,315        158,094        20,585
President and Chief     1994     335,483        600,000        5,130         89,332        11,073
  Operating Officer     1993     273,958        275,000            0         84,592        16,617

R. D. Duncan            1995     387,800        625,000        4,791        107,429        10,033
Executive Vice          1994     364,983        600,000        5,258        150,759         5,572
  President             1993     319,600        376,000            0         90,958         8,336

P. R. Heinze            1995     320,933        385,000        1,375         61,424         9,781
Sr. Vice President,     1994     307,617        420,000          859         55,277         6,902
  Chemicals             1993     279,076        190,000            0         55,254        11,841

F. A. Archinaco         1995     291,567        325,000        2,286         82,757        14,081
Sr. Vice President,     1994     257,617        283,500        2,082         63,647         8,302
  Glass                 1993     219,750        241,500            0         36,754        11,449

------------

(1) Cash and market value of Common Stock awarded.

(2) The following are included in the amounts shown under All Other Compensation for 1995: (i) Company contributions under the Company's Employee Savings Plan of $9,000 each for Messrs. Dempsey, LeBoeuf, Duncan, Heinze, and Archinaco; (ii) credits under the Company's Benefit Account Plan of $300 each for Messrs. Dempsey, LeBoeuf, Duncan, Heinze, and Archinaco; (iii) premiums paid with respect to life insurance for the benefit of


    Messrs. Dempsey, LeBoeuf, Duncan, Heinze, and Archinaco of $2,422, $418, $733, $481, and $405 respectively. The amount shown for Mr. LeBoeuf includes $10,867 and the amount shown for Mr. Archinaco includes $4,375, which are the portions of interest earned on certain deferred compensation above 120% of the applicable federal rate. The amount shown for Mr. Dempsey in 1993 includes $346,250, which was the August 2, 1993 market value of 10,000 shares of PPG Common Stock which were granted to Mr. Dempsey when he joined PPG.

(3) Mr. Dempsey was employed as Chairman and Chief Executive Officer-Elect effective August 1, 1993 and became Chairman and Chief Executive Officer on September 1, 1993.

OPTION GRANTS

     Shown below is further information on grants of Options, including Restored Options, under the Company's Stock Option Plan during fiscal year 1995 to the Named Executives. All of the Options granted in 1995 were Nonqualified Options, as are all outstanding Options. No Stock Appreciation Rights were granted in 1995 and none are outstanding.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                          Individual Grants
                        -----------------------------------------------------
                                         Percent
                         Number of       of Total                                    Potential Realizable Value at
                         Securities    Options/SARs                               Assumed Annual Rates of Stock Price
                         Underlying     Granted to    Exercise or                  Appreciation for Option Term (2)
                        Options/SARs   Employees in   Base Price    Expiration  ---------------------------------------
         Name           Granted(#)(1)  Fiscal 1995     ($/Share)      Date      0%($)(3)     5%($)           10%($)
----------------------- ------------   ------------   -----------   ---------   ------   -------------   --------------
J. E. Dempsey              77,500           3.4          37.500     2/14/2005      0         1,827,450        4,632,175
                           14,354           0.7          40.000     8/01/2003      0           274,161          656,552
                           17,014           0.8          46.500     8/01/2003      0           377,711          904,805

R. W. LeBoeuf              47,000           2.1          37.500     2/14/2005      0         1,108,260        2,809,190
                            3,428           0.2          41.750     2/17/1997      0            14,672           30,064
                            3,258           0.2          41.750     2/16/1998      0            21,438           45,026
                            7,124           0.3          41.750     2/15/1999      0            64,116          138,063
                           10,803           0.5          41.750     2/11/2000      0           124,559          275,368
                           25,213           1.1          41.750     2/18/2002      0           428,621          998,687
                           24,362           1.1          45.125     2/18/2002      0           447,652        1,043,059
                           36,906           1.6          45.125     2/16/2003      0           795,140        1,904,534

R. D. Duncan               47,000           2.1          37.500     2/14/2005      0         1,108,260        2,809,190
                            1,012           0.1          42.000     2/18/1996       (5)               (5)               (5)
                           15,387           0.7          42.000     2/19/2001      0           219,726          498,693
                           13,834           0.6          42.000     2/18/2002      0           236,561          551,285
                           30,196           1.3          42.000     2/16/2003      0           605,430        1,450,314

P. R. Heinze               39,000           1.7          37.500     2/14/2005      0           919,620        2,331,030
                           10,240           0.5          40.500     2/16/2003      0           198,042          474,317
                           12,184           0.6          45.125     2/16/2003      0           262,504          628,755

F. A. Archinaco            30,000           1.3          37.500     2/14/2005      0           707,400        1,793,100
                            2,395           0.1          41.000     2/19/2001      0            33,386           75,754
                           22,460           1.0          41.000     2/18/2002      0           374,857          873,694
                            5,132           0.3          45.750     2/19/2001      0            79,854          181,160
                           13,780           0.6          45.750     2/18/2002      0           256,584          598,052
                            8,990           0.4          45.750     2/16/2003      0           196,342          470,357

All Shareholders(4)                                                                0     4,585,131,000   11,622,276,000

Named Executive
 Officers' Gain as % of
 All Shareholders' Gain                                                            0%            0.233%           0.225%


------------

(1) All Options were granted at Fair Market Value (the closing price for the Company's Common Stock as reported on the New York Stock Exchange-Composite Transactions) on the date of grant. Five of the Options shown were granted on February 15, 1995, at an Exercise Price of $37.50 and became exercisable one year after the date of grant. These five options expire on February 14, 2005. The other Options shown on the table were granted to the Named Executives under the Restored Option provisions of the Stock Option Plan that were approved by the shareholders in 1992. Under the Restored Option provisions, an Optionee who surrenders (or certifies ownership of) shares of Common Stock in payment of the Option Price of an Option is granted a new Nonqualified Option (a "Restored Option") covering the number of shares equal to the number of shares surrendered (or certified as to ownership) to cover the purchase price and surrendered or withheld to satisfy tax obligations. Restored Options have the same expiration date as the original Option, the exercise of which generated the Restored Option, an Exercise Price equal to the Fair Market Value of the Common Stock on the Date of Grant of the Restored Option and become exercisable six months after the Date of Grant.

(2) The dollar amounts under these columns are the result of calculations at 0%, and at the 5% and 10% rates set by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, of PPG's Common Stock price. PPG did not use an alternative formula for a grant date valuation, as the Company is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors.

(3) No gain to the Optionees is possible without an increase in stock price. A zero percent gain in stock price will result in zero gain for the Optionee.

(4) Based on 194,450,000 issued shares (other than Treasury shares), these amounts are the total increase in shareholder value using the 0%, 5% and 10% assumed annual appreciation rates and the price and terms of the February 15, 1995, grant.

(5) No future appreciation is shown since this grant was exercised on 1/31/96.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

     Shown below is information with respect to exercises during 1995 of Options granted under the Company's Stock Option Plan and information with respect to unexercised Options granted in 1995 and prior years under the Stock Option Plan.

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                            FY-END OPTION/SAR VALUES

                                                  Number of Securities
                                                 Underlying Unexercised         Value of Unexercised
                                                    Options/SARs at          In-the-Money Options/SARs
                      Shares                      December 31, 1995(#)       at December 31, 1995($)(1)
                    Acquired on     Value     ----------------------------  ----------------------------
      Name          Exercise(#)  Realized($)  Exercisable    Unexercisable  Exercisable    Unexercisable
-----------------   -----------  -----------  -----------    -------------  -----------    -------------
J. E. Dempsey          34,511       310,492     128,780          94,514        827,389        639,375
R. W. LeBoeuf         121,833     1,037,623     129,535         108,268        915,915        426,043
R. D. Duncan           65,158       435,115     222,458          47,000      1,421,056        387,750
P. R. Heinze           25,040       251,930      84,644          51,184        654,468        329,365
F. A. Archinaco        57,091       418,433      78,719          57,902        515,398        247,500

------------

(1) Based on the closing price on the New York Stock Exchange-Composite Transactions of the Company's Common Stock on December 29, 1995 (last trading day of fiscal year), which was $45.75 per share.


RETIREMENT PLANS

     The Company's qualified retirement plan for salaried employees and nonqualified retirement plan provide benefits after retirement. The annual benefits payable upon retirement under those plans to persons in hypothetical five-year average annual covered compensation and credited years-of-service classifications (assuming retirement as of January 1996, and date of birth in 1930) are estimated in the following table.

                               PENSION PLAN TABLE

    Base and
    Incentive
   5-Year Avg.                         Credited Years-of-Service
      Total           ------------------------------------------------------------
  Compensation           15           20           25           30           35
-----------------     --------     --------     --------     --------     --------
   $   125,000        $ 24,946     $ 33,261     $ 41,576     $ 49,891     $ 58,206
       150,000          30,946       41,261       51,576       61,891       72,206
       200,000          42,946       57,261       71,576       85,891      100,206
       300,000          66,946       89,261      111,576      133,891      156,206
       400,000          90,946      121,261      151,576      181,891      212,206
       500,000         114,946      153,261      191,576      229,891      268,206
       600,000         138,946      185,261      231,576      277,891      324,206
       750,000         174,946      233,261      291,576      349,891      408,206
       850,000         198,946      265,261      331,576      397,891      464,206
     1,000,000         234,946      313,261      391,576      469,891      548,206
     1,150,000         270,946      361,261      451,576      541,891      632,206

     The compensation covered by the Company's qualified retirement plan for salaried employees, which is compulsory and noncontributory, is the salary of a participant as limited by applicable Internal Revenue Service ("IRS") regulations. The compensation covered by the Company's nonqualified retirement plan, which is available only to those employees who participate in the qualified retirement plan for salaried employees and in the Company's Incentive Compensation Plan or Management Award Plan, is the compensation paid under the latter two plans, which for the Named Executives in the Summary Compensation Table on page 16 is shown in the "Bonus" column under "Annual Compensation." Additional benefits may be paid to certain participants under the Company's nonqualified retirement plan equal to any benefit which cannot be paid under the Company's qualified retirement plan for salaried employees because of the restrictions of any applicable IRS regulations. The benefit payable under the Company's qualified retirement plan for salaried employees is a function of a participant's highest consecutive five-year average annual covered compensation during the ten years immediately prior to retirement and credited years-of-service while a plan participant. The benefit payable under the Company's nonqualified retirement plan is a function of the participant's five-year average annual covered compensation for the highest five years out of the final ten years immediately prior to retirement and credited years-of-service. The highest five-year average annual covered compensation under both plans through 1995 for Messrs. Dempsey, LeBoeuf, Duncan, Heinze and Archinaco is $958,124, $585,062, $670,277, $441,354 and $420,004, respectively.
The annual benefits payable under the plans as shown in the table above are estimated on the basis of a straight life annuity notwithstanding the availability of a joint and survivor annuity or lump sum benefit and are not subject to reduction for social security benefits. For purposes of the plans, Mr. Dempsey has two and one-half years of service, Mr. LeBoeuf fifteen years, Mr. Duncan thirty-four years, Mr. Heinze three and one-half years and Mr. Archinaco thirty and one-half years.

EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL ARRANGEMENTS

     The Company has entered into employment agreements with certain key executives, including the Named Executives, which agreements provide for the continued employment of such executives for a period of up to three years following a change in control of the Company. The employment agreements contemplate that during such three-year period, such executives would continue to be employed in capacities, and compensated on a basis, commensurate with their capacities and compensation before the change in control occurred. The employment agreements contemplate, further, that in the event the executive's employment is terminated (a) for any reason by the executive during a thirty day window period beginning one year after a change in control, (b) at any time during the three years following a change in control by the executive because either he has not been employed in a commensurate capacity or he has not been commensurately compensated, or (c) by the Company at any time during the three years following a change in control other than for cause, the executive would be entitled to receive , subject to certain conditions, a payment. This payment would basically be the salary and the awards under the Incentive Compensation Plan that he would have received for (i) the next two years (or the executive's retirement date if earlier) if the termination was under situation (a) above or
(ii) for the next three years (or the executive's retirement date if earlier) if the termination was under situations (b) or (c) above.

     In connection with the employment by the Company on August 1, 1993 of Mr. Dempsey, the Company granted him 10,000 shares of Common Stock. The grant prohibits the sale or transfer of such shares until August 1, 1996.

SHAREHOLDER RETURN PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock with the cumulative total return of the Standard & Poor's Composite-500 Stock Index ("S&P 500 Index") and the Dow Jones Industrial Diversified Index for the five year period beginning December 31, 1990 and ending December 31, 1995. The S&P 500 Index and the Dow Jones Industrial Diversified Index data presented in the graph are based on the companies that comprised those indexes at the time the graph was prepared on February 2, 1996. The information presented in the graph assumes that the investment in the Company's Common Stock and each Index was $100 on December 31, 1990 and that all dividends were reinvested.

                            ------------------------

          COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL SHAREHOLDER RETURN
 PPG INDUSTRIES, INC., DOW JONES INDUSTRIAL DIVERSIFIED INDEX AND S&P 500 INDEX

      MEASUREMENT PERIOD
    (FISCAL YEAR COVERED)           S&P 500          DJID             PPG
'90                                   100             100             100
'91                                   130             124             111
'92                                   140             144             149
'93                                   154             176             177
'94                                   156             162             179
'95                                   215             212             226

                              ELECTION OF AUDITORS

     It is proposed that action be taken at the Meeting with respect to the election of Deloitte & Touche LLP, Certified Public Accountants, as Auditors for the Company for the year 1996. Deloitte & Touche LLP have been regularly engaged by the Company for many years for the examination of accounts and other purposes. Representatives of Deloitte & Touche LLP are expected to be present at the Meeting and, while they do not plan to make a statement (although they will have the opportunity if they desire to do so), they will be available to respond to appropriate questions from shareholders.

     UPON THE RECOMMENDATION OF THE AUDIT COMMITTEE, THE BOARD RECOMMENDS THAT THE SHAREHOLDERS ELECT DELOITTE & TOUCHE LLP AS AUDITORS FOR THE COMPANY FOR THE YEAR 1996.

                            ------------------------

                                 MISCELLANEOUS

VOTE REQUIRED

     The Annual Meeting of Shareholders will not be organized for the transaction of business unless a quorum is present. The presence in person or by proxy of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast shall constitute a quorum. Votes withheld and abstentions will be counted but broker non-votes will not be counted in determining the presence of a quorum.

     In the election of Directors, the number of nominees to be elected in each class who receive the greatest number of votes cast at the Annual Meeting by the holders of the Common Stock present in person or by proxy and entitled to vote, assuming the presence of a quorum, will be elected as Directors. Since no written notice was received by the Company from a shareholder that a nomination would be made by the shareholder at the Meeting pursuant to the nomination procedure provided for in the Company's bylaws, votes may only be cast for or withheld from the Company's nominees.

     Approval of the proposal to elect Deloitte & Touche LLP as Auditors for the Company for the year 1996 requires the affirmative vote of a majority of the votes cast on the proposal, assuming the presence of a quorum.

     Pennsylvania law provides that abstentions or votes withheld and broker non-votes are not votes cast. Therefore, with respect to the election of Directors and the election of Deloitte & Touche LLP as Auditors for the Company, abstentions, votes withheld and broker non-votes do not count either for or against such election.

SOLICITATION COSTS

     The costs of the solicitation of proxies will be borne by the Company. Arrangements may be made by the Company with brokerage houses and other custodians, nominees and fiduciaries for them to forward solicitation materials to the beneficial owners of the shares such brokerage houses and other custodians, nominees and fiduciaries hold of record, and the Company may reimburse them for the reasonable expenses they incur in so doing. To assist in the solicitation of proxies, the Company has engaged D. F. King & Co., Inc., for a fee of $12,000, plus out-of-pocket expenses. Directors, Officers or regular employees of the Company may, without additional compensation therefor, also make solicitations.

SHAREHOLDER PROPOSALS

     Proposals which shareholders intend to present for consideration at the 1997 Annual Meeting of Shareholders must be received by the Secretary of the Company not later than November 1, 1996, in order to be eligible for inclusion in the Proxy Statement and Proxy and Voting Instruction Card relating to such Annual Meeting.

SECTION 16(A) REPORTING

     The Directors and Executive Officers of the Company are required to file reports of initial ownership and changes of ownership of PPG securities with the Securities and Exchange Commission and the New York Stock Exchange. To the Company's knowledge, based solely on review of copies of such reports furnished to the Company and written representations that no other reports were required, the required filings of all such Directors and Executive Officers were filed timely except that the Company was inadvertently 24 days late in filing a Form 4 on behalf of Mr. Duncan reporting the sale of 5,145 shares of Common Stock of the Company.

OTHER MATTERS

     So far as is known, no matters other than those described herein are expected to come before the Meeting. It is intended, however, that the proxies solicited hereby will be voted on any other matters which may properly come before the Meeting, or any adjournment thereof, in the discretion of the person or persons voting such proxies unless the shareholder has indicated on the Proxy and Voting Instruction Card that the shares represented thereby are not to be voted on such other matters.

                                                Pittsburgh, Pennsylvania
                                                March 1, 1996

                              PPG INDUSTRIES, INC.
                 ONE PPG PLACE, PITTSBURGH, PENNSYLVANIA 15272

                       PROXY AND VOTING INSTRUCTION CARD

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PPG INDUSTRIES, INC. FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 18, 1996.

The undersigned, having received the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated March 1, 1996, hereby appoints J.E. DEMPSEY, H.K. LINGE and G.A. ZOGHBY, or any of them, with full power of substitution to each, Proxies to represent the undersigned and to vote all of the shares of the Common Stock of PPG Industries, Inc. (the "Company" or "PPG") that the undersigned would be entitled to vote if personally present at the 1996 Annual Meeting of Shareholders of the Company, or any adjournment thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED ON THE REVERSE SIDE HEREOF. IF NO DIRECTION IS GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTORS PROPOSED BY THE BOARD OF DIRECTORS (THOSE NOMINEES ARE HAROLD A. MCINNES TO A CLASS WHOSE TERM EXPIRES IN 1988 AND MICHELE J. HOOPER, RAYMOND W. LEBOEUF, VINCENT A. SARNI AND DAVID G. VICE TO A CLASS WHOSE TERM EXPIRES IN 1999), AND FOR THE ELECTION OF DELOITTE & TOUCHE LLP AS AUDITORS FOR 1996. Shares to be voted FOR the election of the nominees proposed by the Board of Directors as to each class will be voted cumulatively as to each class in the discretion of the Proxies, for any nominees other than nominees with respect to whom authority to vote FOR has been withheld. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

PLEASE SIGN AND DATE THIS PROXY CARD ON THE REVERSE SIDE AND RETURN IT PROMPTLY
                        IN THE ENCLOSED REPLY ENVELOPE.



                      Please mark your votes with an "X".

           ---------------------------------------------------------

                        PPG'S DIRECTORS RECOMMEND A VOTE
                              "FOR" ITEMS 1 AND 2

           ---------------------------------------------------------

                                            FOR    WITHHELD
           1. ELECTION OF FIVE DIRECTORS:  [   ]     [   ]
              (See Reverse)

              FOR, EXCEPT VOTE WITHHELD FROM
              THE FOLLOWING NOMINEES:
                                     ------------------------------
           ---------------------------------------------------------


                                            FOR     AGAINST  ABSTAIN
           2. ELECTION OF                  [   ]     [   ]    [   ]
              DELOITTE & TOUCHE LLP
              AS AUDITORS FOR 1996:

           ---------------------------------------------------------




---------------------------------------------------   ---------------, 1996
                   SIGNATURE(S)                             DATED

PLEASE SIGN AS NAME(S) APPEAR HEREON AND RETURN PROMPTLY. GIVE FULL TITLE IF SIGNING FOR A CORPORATION OR PARTNERSHIP OR AS ATTORNEY, AGENT OR IN ANOTHER REPRESENTATIVE CAPACITY.

                                                 Please mark your
                                                 votes as indicated   [ X ]
                                                 in this example


              PPG INDUSTRIES, INC.
LOGO          One PPG Place                    PROXY AND VOTING INSTRUCTION CARD
              Pittsburgh, PA 15272
--------------------------------------------------------------------------------
           PPG'S DIRECTORS RECOMMEND A VOTE "FOR" ITEMS 1 AND 2.
--------------------------------------------------------------------------------

1. ELECTION OF FIVE DIRECTORS           FOR    WITHHELD           2. ELECTION OF
   (See Reverse)                        [ ]      [ ]                 DELOITTE &      FOR   AGAINST   ABSTAIN
                                                                     TOUCHE LLP      [ ]     [ ]       [ ]
FOR, EXCEPT VOTE WITHHELD FROM THE                                   AS AUDITORS
FOLLOWING NOMINEE(S):                                                FOR 1996.
_____________________________________________

                                                                              To obtain an Admission card to the Annual
                                                                              Meeting, place an "X" in the box to the right.  [   ]
                                                                              ______________________________________________________
                                                                              ______________________________________________________
                                                                              ______________________________________________________
                                                                              ______________________________________________________


      Signature(s) ____________________________________________________________________________   Date ____________________________

      NOTE: PLEASE SIGN AS NAME(S) APPEAR HEREON. GIVE FULL TITLE IF SIGNING FOR A CORPORATION
      OR PARTNERSHIP OR AS ATTORNEY, AGENT OR IN ANOTHER REPRESENTATIVE CAPACITY.
------------------------------------------------------------------------------------------------------------------------------------
                                                       FOLD AND DETACH HERE


                             PPG INDUSTRIES, INC.
                     LOGO    One PPG Place
                             Pittsburgh, PA 15272

               ANNUAL MEETING OF SHAREHOLDERS -- APRIL 18, 1996

The Annual Meeting of Shareholders of PPG Industries, Inc. will be held on Thursday, April 18, 1996 at The Pittsburgh Hilton and Towers, Gateway Center, Pittsburgh, Pennsylvania, at 2:00 p.m.

The top (blue shaded) portion of this form is your PROXY AND VOTING INSTRUCTION CARD. Please COMPLETE, SIGN and DATE the CARD and then DETACH and RETURN the completed CARD promptly in the enclosed reply envelope. You should do so even if you plan to attend the Annual Meeting. If you do attend, you may override your proxy and vote in person if you wish.

If you plan to attend the Annual Meeting, please mark an "X" in the box provided on the CARD. An admission card will be mailed to you at the address printed on the card. If your shares are held in joint names, you will each receive an admission card. If you intend to bring a guest, please print their name on the lines below the admission card request box. If your admission card should be sent to an address other than the address imprinted on the card, please print that address on the lines below the admission card request box.

PLEASE COMPLETE, SIGN AND DATE YOUR PROXY AND VOTING INSTRUCTION CARD, DETACH IT AND RETURN IT PROMPTLY IN THE ENCLOSED REPLY ENVELOPE.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF PPG INDUSTRIES, INC. FOR
        THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 18, 1996.

The undersigned, having received the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated March 1, 1996, hereby appoints J.E. DEMPSEY, H.K. LINGE and G.A. ZOGHBY, or any of them, with full power of substitution to each, proxies to represent the undersigned and to vote all of the shares of the Common Stock of PPG Industries, Inc., (the "Company") that the undersigned would be entitled to vote if personally present at the 1996 Annual Meeting of Shareholders of the Company, or any adjournment thereof, as directed on the reverse side hereof and in their discretion on such other matters as may properly come before the meeting or any adjournment thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED ON THE REVERSE SIDE HEREOF. IF NO DIRECTION IS GIVEN, HOWEVER, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR PROPOSED BY THE BOARD OF DIRECTORS (THOSE NOMINEES ARE HAROLD A. MCINNES TO A CLASS WHOSE TERM EXPIRES IN 1998 AND MICHELE J. HOOPER, RAYMOND W. LEBOEUF, VINCENT A. SARNI AND DAVID G. VICE TO A CLASS WHOSE TERM EXPIRES IN 1999) AND FOR THE ELECTION OF DELOITTE & TOUCHE LLP AS AUDITORS FOR 1996. Shares to be voted FOR the election of the nominees proposed by the Board of Directors as to each class will be voted cumulatively, as to each class in the discretion of the proxies, for any nominees other than nominees with respect to whom authority to vote FOR has been withheld. This card votes all of the shares of the Common Stock of the Company held under the same registration in any one or more of the following manners: as a shareholder of record; in the PPG Industries, Inc. Dividend Reinvestment and Stock Purchase Plan; and in the PPG Canada Inc. Employee Savings Plan. With respect to shares held in the PPG Industries Employee Savings Plan (the "Plan"), this card constitutes a direction to the Trustee for the Plan to vote the shares of Common Stock of the Company allocated to the undersigned's account in the Plan as indicated on the reverse side hereof.

PLEASE COMPLETE, SIGN AND DATE THIS CARD ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ENCLOSED REPLY ENVELOPE.
--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE